BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of Barbara K. Cegavske, Secretary of State, State Of Nevada	Business Number E19172612021-1
	Filing Number 20211917260
	Filed On 11/24/2021 8:42:00 AM
	Number of Pages 8

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation

☒ NRS 78 - Articles of Incorporation Domestic Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ______________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

Waterside Capital Corporation

2. Registered Agent for Service of Process: (Check only one box)

☒ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title and address below)

Corporate Creations Network Inc.
Name of Registered Agent OR Title of Office or Position with Entity

Street Address	City		Zip Code
8275 South Eastern Avenue #200	Las Vegas	Nevada	89123

Mailing Address (if different from street address)	City		Zip Code
		Nevada	

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X Jenisa Irizarry Jenisa Irizarry, Special Secretary 11/23/2021
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes OR ☐ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

	Name	Country		
1)	Ryan Schadel	Unites States		
	Street Address	**City**	**State**	**Zip/Postal Code**
	410 Peachtree Pkwy, Suite 4245	Cumming	GA	30041
2)	Name:	Country:		
	Street Address:	City:	State:	Zip/Postal Code:
3)	Name:	Country:		
	Street Address:	City:	State:	Zip/Postal Code:

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation:

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. **Yes** ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of Authorized shares with Par value: ____ Par value: $ Number of Common shares with Par value: 10,000,000 Par value: $ 0.0001000000 Number of Preferred shares with Par value: 25,000 Par value: $ 0.0001000000 Number of shares with no par value: 0 If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of** the **Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name: Ryan Schadel Country: United States Address: PO Box 1571 City: Cumming State: GA Zip/Postal Code: 30028 X ____________ (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

ARTICLES OF INCORPORATION
OF
Waterside Capital Corporation

The undersigned incorporator, in order to form a corporation pursuant to the Nevada Revised Statutes (the "NRS"), Chapter 78, certifies as follows:

Article I. **Name**. The name of the corporation is Waterside Capital Corporation (the "Corporation").

Article II. **Purpose**.

Section 2.01 This Corporation is organized and chartered solely for the purpose of operating under the Small Business Investment Act of 1958, as amended ("SBIC Act"), and will operate in the manner and shall have the powers, responsibilities and be subject to the limitations provided by the SBIC Act and the regulations issued by the Small Business Administration ("SBA") thereunder.

Section 2.02 Subject to the above, the Corporation shall have the power to do all things necessary or convenient to carry out its business and affairs and to engage in any lawful activity not required to be stated in these Articles of Incorporation, including, but not limited to, those activities and powers set forth in the NRS.

Section 2.03 Subject to the above, the powers and purposes in these Articles of Incorporation shall not be deemed to exclude in any way or limit by inference any powers or purposes granted to the Corporation by the laws of the State of Nevada, now or subsequently in effect, or implied by any reasonable construction of such laws.

Article III. **Authorized Shares.**

Section 3.01 Number and Designation. The aggregate number and designation of shares which the Corporation shall have the authority to issue and the par value per share are as follows: 10,000,000 shares of Common Stock, par value $0.0001 per share, and 25,000 shares of Preferred Stock, par value $0.0001 per share.

Section 3.02 Preemptive Rights. No holder of outstanding shares of any class shall have any preemptive right with respect to (i) any shares of any class of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such shares, or (iii) any obligations convertible into or exchangeable for any such shares or into warrants, rights or options to purchase any such shares.

Article IV. **Preferred Shares.**

Section 4.01 Issuance in Series. The Board of Directors is authorized to issue the Preferred Shares from time to time in one or more series and to provide for the designation, preferences, limitations and relative rights of the shares of each series by the adoption of Articles of Amendment to the Articles of Incorporation of the Corporation setting forth:

(i) The maximum number of shares in the series and the designation of the series, which designation shall distinguish the shares thereof from the shares of any other series or class;

(ii) Whether shares of the series shall have special, conditional or limited voting rights, or no

right to vote, except to the extent prohibited by law;

(iii) Whether shares of the series are redeemable or convertible (a) at the option of the Corporation, a shareholder or another person or upon the occurrence of a designated event, (b) for cash, indebtedness, securities or other property, and (c) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events:

(iv) Any right of holders of shares of the series to distributions, calculated in any manner, including the rate or rates of dividends, and whether dividends shall be cumulative, noncumulative or partially cumulative;

(v) The amount payable upon the shares of the series in the event of voluntary or involuntary liquidation. dissolution or winding up of the affairs of the Corporation;

(vi) Any preference of the shares of the series over the shares of any other series or class with respect to distributions, including dividends, and with respect to distributions upon the liquidation, dissolution or winding up of the affairs of the Corporation; and

(vii) Any other preferences, limitations or specified rights (including a right that no transaction of a specified nature shall be consummated while any shares of such series remain outstanding except upon the assent of all or a specified portion of such shares) now or hereafter permitted by the laws of the State of Nevada and not inconsistent with the provisions of this Section 4.01.

(viii) Except as to the designations. preferences, limitations and relative rights of each series of Preferred Shares which the Board of Directors is authorized to establish, as is hereinabove set forth, all preferred Shares. regardless of series, shall rank in a parity as to dividends (whether or not the dividend rates or payment dates are different) and as to rights in the liquidation, dissolution or winding up of the affairs of the Corporation (whether or not the redemption or liquidation prices are different).

Section 4.02 <u>Articles of Amendment.</u> Before the issuance of any shares of a series, Articles of Amendment establishing such series shall be filed with and made effective by the Secretary of State of the State of Nevada, as required by law.

Article V. <u>Committees.</u>

Section 5.01 <u>Executive Committee</u>.

(i) There shall be an Executive Committee of the Board of Directors, consisting of not less than five nor greater than nine Directors who shall be elected annually by the Board of Directors. The Executive Committee shall at least annually elect one (1) of its members to preside at all meetings of the Executive Committee. The Executive Committee shall hold such regular meetings as its members shall determine, and. in addition, shall meet on call of the president or of any two members of the Executive Committee.

(ii) The Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the property, business and affairs of the Corporation including approving the Corporation's investments and valuing the assets of the Corporation; provided. however. that the Executive Committee shall not have the power to

approve an amendment to the Articles of Incorporation, a plan of merger or consolidation. a sale, lease. exchange, pledge, mortgage or other disposition of all or substantially all of the property and assets of the Corporation other than in the usual and regular course of business, the voluntary dissolution of the Corporation. the revocation of voluntary dissolution proceedings, or to take any action prohibited by express resolution of the Board of Directors. The Executive Committee shall not have the power to fill vacancies on the Board of Directors or to adopt, amend or repeal the Bylaws. Any action duly taken by the Executive Committee within the course and scope of its authority shall bind the Corporation. The Executive Committee shall report at the next regular or special meeting of the Board of Directors any significant action taken on behalf of the Board of Directors since the last regular or special meeting of the Board of Directors.

(iii) The Board of Directors, by resolution adopted by a majority of Directors at the annual meeting, shall appoint all members of the Executive Committee. The Chairperson of the Board shall propose and submit his or her recommendations for appointments to the Executive Committee. The Board of Directors shall also consider any additional recommendations brought before it by motion of a Director and duly seconded by another Director. All members shall be appointed by confirmation of the Board of Directors. Members of the Executive Committee shall hold office for a one-year term or until their successors are elected by the Board of Directors, their committee is dissolved by the Board of Directors or their committee stands discharged. Any member of the Executive Committee may resign at any time by giving written notice of his or her intention to do so to the Board of Directors or may be removed, with or without cause, at any time by vote of a majority of the Board of Directors.

Article VI. **<u>Registered Office and Registered Agent</u>.** The name and address of the registered agent of the Corporation in the State of Nevada is Corporate Creations Network Inc., 8275 South Eastern Avenue #200, Las Vegas, NV 89123, or such other agent and address as the Board of Directors of the Corporation shall from time to time select.

Article VII. **<u>Indemnification</u>.**

Section 7.01 <u>Standard of Care</u>.

(i) Neither the Board of Directors, any Investment Advisor/manager nor any shareholder, officer or employee nor any Affiliate of any thereof shall be liable to the Corporation for any action taken or omitted to be taken by it or any other person in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Corporation. and. with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

(ii) The Board of Directors and any Investment Advisor/manager, the stockholders, officers. employees and partners of either thereof and any member of a Corporation committee or board. may consult with reputable legal counsel selected by them and shall be fully protected, and shall incur no liability to the Corporation in acting or refraining to act in good faith in reliance upon the opinion or advice of such counsel.

(iii) This Section 7.01 shall not constitute a modification, limitation or waiver of 15 U.S.C.A. 314(b), or a waiver by the SBA of any of its rights pursuant to such Section 314(b).

(iv) In addition to the standards of care set forth in this Section 7.01 the Bylaws may also

provide for additional standards of care which must also be met.

Section 7.02 Indemnification.

(i) The Corporation shall indemnify and hold harmless. but only to the extent of Assets Under Management, the Board of Directors, any Investment Advisor/manager, and any shareholder, officer, employee or any Affiliate of any thereof from any and all costs. expenses. damages, claims. liabilities, fines and judgments (including the reasonable cost of the defense of any claim or action and any sums which may be paid with the consent of the Corporation in settlement thereof) which may be incurred by or asserted against such person or entity, by reason of any action taken or omitted to be taken on behalf of the Corporation and in furtherance of its interests.

(ii) The Corporation shall have the power, in the discretion of the Board of Directors, to agree to indemnify on the same terms as set forth in Section 7.02(i) any person who is or was serving, pursuant to a prior written request from the Corporation. as a consultant to, agent for, or representative of, the Corporation as a director, officer, employee, agent of or consultant to another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such.

(iii) No person shall be entitled to claim any indemnity or reimbursement under Section 7.02(i) or Section 7.02(ii) in respect of any cost, expense, damage, liability, claim. fine, judgment (including any cost of the defense of any claim, action, suit, proceeding or investigation, by or before any court or administrative or legislative body or authority) that may be incurred by such person which results from the failure of such person to act in accordance with the provisions of these Articles and the applicable standard of care set forth in Section 7.01. The termination of any action. suit or proceeding by judgment, order. settlement. conviction, or upon a plea of nolo contendere or its equivalent, shall not. of itself. preclude a determination that such person acted in accordance with the applicable standard of care set forth in Section 7.01.

(iv) To the extent that a person claiming indemnification under Section 7.02(i) or Section 7.02(ii) has been successful on the merits in defense of any action, suit or proceeding referred to in Section 7.02(i) or Section 7.02(ii) or in defense of any claim, issue or matter therein, such person shall be indemnified with respect to such matter as provided in such Section. Except as provided in the foregoing sentence and as provided in Section 7.02(vii) with respect to advance payments. any indemnification under this Section 7.02 shall be paid only upon determination that the person to be indemnified has met the applicable standard of conduct set forth in Section 7.02(i).

(v) A determination that a person to be indemnified under this Section 7.02 has met the applicable standard set forth in Section 7.02(i) shall be made by (a) the Board of Directors with respect to indemnification of any person other than a person claiming indemnification under Section 7.02(i), (b) a committee of the Corporation whose members are not affiliated with the Board of Directors or any Investment Advisor/Manager with respect to indemnification of any person indemnified under Section 7.02(i), or (c) at the election of the Board of Directors. independent legal counsel selected by the Board of Directors with respect to the indemnification of any person indemnified under Section 7.02 in a written opinion.

(vi) In making any such determination with respect to indemnification under Section 7.02(v), the Corporation, a committee of the Corporation whose members are not affiliated with the Board of Directors or any Investment Advisor/manager or independent legal counsel, as the case may be. shall be authorized to make such determination on the basis of its evaluation of the records of the Corporation or any Investment Advisor/manager to the Corporation and of the statements of the party seeking indemnification with respect to the matter in question and shall not be required to perform any independent investigation in connection with any such determination. Any party making any such determination is authorized, however, in its sole discretion, to take such other actions (including engaging counsel) as it deems advisable in making such determination.

(vii) Expenses incurred by any person in respect of any such costs, expenses, damages. claims, liabilities. fines, and judgments (including any cost of the defense of any claim, action. suit, proceeding or investigation, by or before any court or administrative or legislative body or authority) may be paid by the Corporation in advance of the final disposition of any such claim or action upon receipt of any undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined as provided in Section 7.02(iv) or (v) that such person is entitled to be indemnified by the Corporation as authorized in this Section.

(viii) The rights provided by this Section 7.02 shall inure to the benefit of the heirs, executors, administrators. successors, and assigns of each person eligible for indemnification hereunder.

(ix) The rights to indemnification provided in this Section 7.02 shall be the exclusive rights of all those seeking indemnification to indemnification by the Corporation. No director, officer, employee, or agent of the Corporation shall enter into, or make any claim under, any other agreement with the Corporation (whether direct or indirect) providing for indemnification. The Board of Directors shall not enter into any agreement with any person which is an employee. officer, partner or shareholder. or an affiliate. associate or control person of any of the foregoing providing for indemnification of any such person unless such agreement provides for a determination with respect to such indemnification as provided under Section 7.02(v), clause (b) or (c). The provisions of this Section 7.02 shall not apply to indemnification of any person which is not at the expense (whether in whole or in part) of the Corporation.

(x) The Corporation may purchase and maintain insurance on its own behalf, or on behalf of any person or entity, with respect to liabilities of the types described in this Section 7.02. The Corporation may purchase such insurance regardless of whether such person is acting in a capacity described in this Section 7.02 or whether the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 7.02.

Article VIII. Consent to Removal of Officers and Directors and/or Appointment of Receiver by the Small Business Administration

Section 8.01 Upon the occurrence of any of the events specified in 13 C.F.R. 107.1810(d)(l)-(6), 107.1810(f)(l)-(3), 107.1820(b) or 107.1820(c) as determined by the SBA, SBA shall have the right, and the corporation consents to, SBA's exercise of such right:

(i) upon written notice, to require the corporation to replace, with individuals approved by

SBA, one or more of the Corporation's officers and/or such number of members of . the Corporation's Executive Committee as is sufficient to constitute a majority of such Executive Committee; or

(ii) to obtain the appointment of SBA or its designee as receiver of the corporation pursuant to § 311(c) of the SBIC Act for the purpose of continuing to operate the Corporation.

Article IX. SBIC Provisions

Section 9.01 Approval of Executive Committee and Officers. No person may serve as an Executive Committee Member or officer of the Corporation without the prior approval of the SBA.

Section 9.02 SBA As Third Party Beneficiary. The SBA shall be deemed an express third party beneficiary of the provisions of these Articles of Incorporation to the extent of the rights of the SBA hereunder and under the SBIC Act, and the SBA shall be entitled to enforce such provisions for its benefit.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation as of November 15, 2021.

Sole Incorporator

By: ________________
Ryan Schadel

SECRETARY OF STATE

STATE OF NEVADA

DOMESTIC CORPORATION (78) CHARTER

I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that **Waterside Capital Corporation** did, on 11/24/2021, file in this office the original ARTICLES OF INCORPORATION-FOR-PROFIT that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 11/29/2021.

BARBARA K. CEGAVSKE
Secretary of State

Certificate
Number: B202111292180858
You may verify this certificate
online at http://www.nvsos.gov

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

11/29/2021

Work Order Item Number:	W2021112401362-1736926
Filing Number:	20211917279
Filing Type:	Initial List
Filing Date/Time:	11/24/2021 8:42:00 AM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E19172612021-1

Entity Name: Waterside Capital Corporation

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

CORPORATE CREATIONS NETWORK INC.

8275 SOUTH EASTERN AVENUE #200, Las Vegas, NV 89123, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application

Initial List of Officers, Managers, Members, General Partners, Managing Partners, or Trustees:

Waterside Capital Corporation

NAME OF ENTITY

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: *Read instructions before completing and returning this form.*

Please indicate the entity type (check only one):

Filed in the Office of	Business Number E19172612021-1
Barbara K. Cegavske	Filing Number 20211917279
Secretary of State	Filed On 11/24/2021 8:42:00 AM
State Of Nevada	Number of Pages 2

[X] Corporation

[X] This corporation is publicly traded, the Central Index Key number is: 0000924095

[ ] Nonprofit Corporation (see nonprofit sections below)

[ ] Limited-Liability Company

[ ] Limited Partnership

[ ] Limited-Liability Partnership

[ ] Limited-Liability Limited Partnership (If formed at the same time as the Limited Partnership)

[ ] Business Trust

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.

[ ] 001 - Governmental Entity

[ ] 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number

For nonprofit entities formed under NRS Chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below.

[ ] Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. § 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.

[ ] Unit-owners' Association

[ ] Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. § 501(c)

For nonprofit entities formed under NRS Chapter 82 and 80: Charitable Solicitation Information - check applicable box

Does the Organization intend to solicit charitable or tax deductible contributions?

[ ] No – no additional form is required

[ ] Yes – the "Charitable Solicitation Registration Statement" is required.

[ ] The Organization claims exemption pursuant to NRS 82A.210 - the "Exemption From Charitable Solicitation Registration Statement" is required

**** Failure to include the required statement form will result in rejection of the filing and could result in late fees.****

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners or Trustees:

CORPORATION, INDICATE THE PRESIDENT, OR EQUIVALENT OF: Title: Chief Executive Officer

Name	Country
Ryan Schadel	United States

Address	City	State	Zip/Postal Code
410 Peachtree Pkwy, Suite 4245	Cumming	GA	30041

CORPORATION, INDICATE THE SECRETARY, OR EQUIVALENT OF: Title: Secretary

Name	Country
Ryan Schadel	United States

Address	City	State	Zip/Postal Code
410 Peachtree Pkwy, Suite 4245	Cumming	GA	30041

CORPORATION, INDICATE THE TREASURER, OR EQUIVALENT OF: Title: Chief Financial Officer

Name	Country
Ryan Schadel	United States

Address	City	State	Zip/Postal Code
410 Peachtree Pkwy, Suite 4245	Cumming	GA	30041

CORPORATION, INDICATE THE DIRECTOR:

Name	Country
Ryan Schadel	United States

Address	City	State	Zip/Postal Code
410 Peachtree Pkwy, Suite 4245	Cumming	GA	30041

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED.*

Title	Date
Chief Executive Officer	11/15/2021

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

Waterside Capital Corporation

Nevada Business Identification # NV20212289621
Expiration Date: 11/30/2022

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 11/29/2021.

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B202111292180898
You may verify this certificate online at http://www.nvsos.gov